   As filed with the Securities and Exchange Commission on September 8, 1997
                                                  Registration No. 333-34181

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                Amendment No. 1
                                       to

                                    Form S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                          FINANCIAL SECURITY ASSURANCE
                                 HOLDINGS LTD.
           (Exact name of registrant as specified in its charter)

                        New York                         13-3261323
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

                                350 Park Avenue
                               New York, NY 10022
                                 (212) 826-0100
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

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                              Bruce E. Stern, Esq.
                         General Counsel and Secretary
                   Financial Security Assurance Holdings Ltd.
                                350 Park Avenue
                            New York, New York 10022
                                 (212) 826-0100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                   Copies to:
                             William H. Widen, Esq.
                            Cravath, Swaine & Moore
                               825 Eighth Avenue
                         New York, New York 10019-7475

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    Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

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                                                      Proposed
                                                       Maximum       Proposed
 Title of Each Class of                               Offering        Maximum         Amount of
    Securities to be           Amounts to be            Price        Aggregate      Registration
       Registered             Registered(1)(2)       Per Unit(3)   Offering Price       Fee
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Debt Securities
  Common Stock
  TOTAL.................        $250,000,000               100%     $250,000,000    $75,757.58
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(1) Includes such indeterminate principal amount of Debt Securities and such indeterminate number of Shares of Common Stock, as may from time to time be issued at indeterminate prices.

(2) In United States dollars or the equivalent thereof in one or more foreign denominated currencies or currency units if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by the Company.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

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    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION DATED           , 1997

                             PRELIMINARY PROSPECTUS

                                US $250,000,000

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                                Debt Securities
                                  Common Stock

    Financial Security Assurance Holdings Ltd., a New York corporation (the "Company"), may offer from time to time (a) its unsecured debt securities, in one or more series, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and (b) shares of its Common Stock, par value $.01 per share (the "Common Stock"). The Debt Securities and Common Stock (collectively, the "Securities") will be offered in amounts, at prices and on terms to be determined at the time any such Securities are to be offered. The Securities will have an aggregate initial offering price of up to $250,000,000 or the equivalent thereof in U.S. dollars if any Securities are denominated in a foreign currency or in currency units.

    Specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (a) in the case of the Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculation of interest and premium, if any, place or places where principal, premium, if any, and interest will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Securities, initial public offering or purchase price, methods of distribution and other special terms, and (b) in the case of Common Stock, the number of shares offered, initial public offering or purchase price, methods of distribution and other special terms.

    The Prospectus Supplement will also contain information, as applicable, about certain United States Federal income tax considerations relating to the Securities.

    The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in the Prospectus Supplement.

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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    The date of this Prospectus is           , 1997

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

    No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the applicable Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any agent, underwriter or dealer. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities to which they relate in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and proxy and information statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, 14th Floor, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates, or may be viewed by visiting the Commission's web site at http://www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated herein by reference:

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

        (2) The Company's Quarterly Report on Form 10-Q for each of the first two calendar quarters of 1997.

        (3) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A declared effective by the Commission on May 6, 1994, and any amendment or report filed for the purpose of updating such description.

    Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the foregoing documents). Any such request should be directed to: Bruce E. Stern, Esq., Financial Security Assurance Holdings Ltd., 350 Park Avenue, New York, New York 10022 (telephone: (212) 826-0100).

                                  THE COMPANY

    Financial Security Assurance Holdings Ltd. (the "Company"), through its wholly owned subsidiary, Financial Security Assurance Inc. ("FSA"), is primarily engaged in the business of providing financial guaranty insurance on asset-backed securities and municipal bonds. FSA was the first insurance company organized to insure asset-backed obligations and has been a leading insurer of asset-backed obligations (based on number of transactions insured) since its inception in 1985. FSA expanded the focus of its business in 1990 to include financial guaranty insurance of municipal obligations. For the six months ended June 30, 1997, FSA had gross premiums written of $132.1 million, of which 49% related to insurance of asset-backed obligations and 51% related to insurance of municipal obligations. At June 30, 1997, FSA had net insurance in force of $102.5 billion, of which 69% represented insurance of municipal obligations and 31% represented insurance of asset-backed obligations.

    Financial guaranty insurance written by FSA typically guarantees scheduled payments on an issuer's obligations. In the case of a payment default on an insured obligation, FSA is generally required to pay the principal, interest or other amounts due in accordance with the obligations' original payment schedule or, at its option, to pay such amounts on an accelerated basis. FSA's underwriting policy is to insure asset-backed and municipal obligations that would otherwise be investment grade without the benefit of FSA's insurance. The asset-backed obligations insured by FSA are generally issued in structured transactions backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The municipal obligations insured by FSA consist primarily of general obligation bonds supported by the issuers' taxing power and special revenue bonds and other special obligations of state and local governments supported by the issuers' ability to impose and collect fees and charges for public services or specific projects.

    The Company's business objective is to remain a leading insurer of asset-backed obligations and to become a more prominent insurer of municipal obligations. The Company's acquisition of Capital Guaranty Corporation
("Capital Guaranty") in December 1995 increased the Company's presence in the insured municipal bond sector. The Company believes that the demand for its financial guaranty insurance will grow over the long term in response to anticipated growth in insured asset-backed and municipal obligations. The Company expects continued growth in the insurance of asset-backed obligations, due in part to the continued expansion of asset securitization outside of the residential mortgage sector. In the long term, the Company also expects continued growth in the insurance of municipal obligations, due in part to increased issuance of municipal bonds to finance repairs and improvements to the nation's infrastructure and increased municipal bond purchases by individuals who generally purchase insured obligations. In addition the percentage of new domestic municipal bond volume which is insured has increased each year since 1986, to 46% for the year ending 1996 according to published sources. The company maintains offices in New York City, San Francisco, Dallas, London, Paris, Madrid and Sydney, and expects soon to open an office in Singapore. In addition to its domestic business, the Company pursues international opportunities and currently operates in the European and Pacific Rim markets. The Company was the first financial guaranty insurance company to insure obligations in international markets.

    The Company expects to continue to emphasize a diversified insured portfolio characterized by insurance of both asset-backed and municipal obligations, with a broad geographic distribution and a variety of revenue sources and transaction structures.

    The claims-paying ability of FSA is rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services ("S&P"), Fitch Investors Service, L.P., Nippon Investors Services and S&P (Australia) Pty. Ltd.

    FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    The principal executive offices of the Company are located at 350 Park Avenue, New York, New York 10022. The telephone number at that location is (212) 826-0100.

                                USE OF PROCEEDS

    Unless otherwise stated in the applicable Prospectus Supplement, the net proceeds to the Company from the sale of the Securities will be used for general corporate purposes of the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated. Earnings represent consolidated income before income taxes and fixed charges. Fixed charges consist of interest and one-third of rental expense which is deemed representative of the interest factor for such rental expense. The ratio for 1993 is considered not meaningful because of the significant loss incurred by the Company in that year. The Company had no capitalized interest for the periods presented.

                                                                                                     SIX MONTHS
                                                                                                       ENDED
                                                       YEARS ENDED DECEMBER 31,                       JUNE 30,
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                                           1992       1993       1994       1995       1996       1996       1997
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Ratio of earnings to fixed charges.....       31.1        N/M       51.2       70.0       35.2       32.7       39.5

                         DESCRIPTION OF DEBT SECURITIES

    The Senior Debt Securities offered hereby are to be issued in one or more series under a Senior Indenture, as supplemented from time to time (as so supplemented, the "Senior Indenture"), between the Company and a trustee to be named in the applicable Prospectus Supplement (the "Senior Indenture Trustee"). The Subordinated Debt Securities offered hereby are to be issued in one or more series under a Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and a trustee to be named in the applicable Prospectus Supplement (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Trustees"). Copies of the Senior Indenture and the form of the Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time) and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

General

    The Debt Securities will be direct and unsecured obligations of the Company. The Senior Debt Securities will rank equally and ratably with all other unsecured and unsubordinated obligations of the Company. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Debt (as defined below) of the Company. See "-Subordination under the Subordinated Indenture". As a non-operating holding company, most of the assets of the Company are owned by the Company's subsidiaries, and the Company relies primarily on dividends or other payments from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. In addition, the payment of dividends or other amounts by the Company's insurance company subsidiary, Financial Security Assurance Inc., is limited under the applicable insurance laws and regulations of the State of New York. The Indentures do not limit the aggregate amount of Debt Securities that may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under either of the Indentures or any other indenture that the Company may enter into in the future or otherwise.

    The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Senior Indenture or the Subordinated Indenture, as the case may be, or in accordance with a resolution of the Company's Board of Directors or a committee thereof.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities (to the extent such terms are applicable to such Debt Securities): (1) the title of the Debt Securities;
(2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable;
(4) the rate or rates, if any, at which the Debt Securities shall bear interest, the interest payment dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an interest payment date, or the method by which any of the foregoing shall be determined;
(5) the place or places where, subject to the terms of the Indenture, the principal of and premium, if any, and interest on the Debt Securities will be payable; (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company pursuant to any sinking fund or otherwise; (7) the obligation, if any, of the Company to redeem, purchase or repay the Debt Securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debt Securities shall be payable, or in which the Debt Securities shall be denominated; (10) any additions, modifications or deletions, in the Events of Default or covenants of the Company specified in the Indenture with respect to the Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof; (12) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debt Securities and the manner in which such amounts will be determined; (13) the issuance of a temporary Global Security representing all of the Debt Securities of such series and exchange of such temporary Global Security for definitive Debt Securities of such series; (14) whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, and the circumstances under which any such Registered Global Security may be registered for transfer or exchange, or authenticated and delivered, in the name of a Person other than such Depositary or its nominee, if other than as set forth in the Indentures; (15) the appointment of any paying agent, transfer agent or registrars; (16) the terms and conditions of any obligation or right of the Company to convert or exchange the Subordinated Debt Securities into other Securities or at the option of a Holder thereof; (17) the relative degree, if any, to which the Debt Securities of any series shall be senior to or subordinated to other series of Debt Securities in right of payment, whether such other series of Debt Securities are outstanding or not; and (18) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 2.03).

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

Denominations, Registration, Payment and Transfer

    Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debt Securities of any series will be exchangeable for other Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount.

    Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Trustees as registrars under the Indentures. If the applicable Prospectus Supplement refers to any transfer agents or paying agents (in addition to the registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or paying agent or approve a change in the location through which any such transfer agent or paying agent acts. The Company may at any time designate additional transfer agents or paying agents with respect to any series of Debt Securities.

    Neither the Company nor the Trustees shall be required to exchange or register a transfer of (a) any Debt Securities of any series for a period of 15 days preceding the first mailing of notice of redemption for such series to be redeemed, or (b) any Debt Securities selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not so to be redeemed.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debt Securities will be made at the office of the Trustee for such Debt

Securities in the City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time in an applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on any record date for such interest, except in the case of defaulted interest.

Global Debt Securities

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the Depositary, the Depositary for such Global Debt Security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

    So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Payments of principal of (and premium, if any) and interest on individual Debt Securities represented by a Global Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any paying agent, or the Securities registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debt Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such

Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in `street name'. Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Debt Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Debt Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Debt Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

CERTAIN COVENANTS OF THE COMPANY

    Limitations on Liens. Under the Senior Indenture, so long as Senior Debt Securities are outstanding, the Company will not, and will not permit any Subsidiary to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for borrowed money which is secured by a Mortgage of any nature on any of the present or future capital stock of any Restricted Subsidiary unless the Senior Debt Securities then outstanding shall be secured equally and ratably with, or prior to, such other secured debt so long as it is outstanding. (Section 3.06)

    Limitations on Disposition of Stock of Restricted Subsidiaries. Under the Senior and Subordinated Indentures, so long as Debt Securities are outstanding, the Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of any Restricted Subsidiary except for (i) a sale, transfer or other disposition of any capital stock of any Restricted Subsidiary to a wholly owned Subsidiary of the Company or such Subsidiary; (ii) a sale, transfer or other disposition of the entire capital stock of any Restricted Subsidiary for at least fair value (as determined by the Board of Directors of the Company acting in good faith); or (iii) a sale, transfer or other disposition of the capital stock of any Restricted Subsidiary for at least fair value (as determined by the Board of Directors of the Company acting in good faith) if, after giving effect thereto, the Company and its Subsidiaries would own more than 80% of the issued and outstanding Voting Stock of such Restricted Subsidiary. (Section 3.07)

Consolidation, Merger, Sale or Conveyance

    Under the Senior and Subordinated Indentures, so long as Debt Securities are outstanding, the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties or assets as an entirety or substantially as an entirety to any person, unless (i) the successor or purchaser is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (ii) such successor or purchaser shall expressly assume, by supplemental indenture satisfactory in form to the related Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Debt Securities and the performance and observance of every covenant and condition of the Company under the related Indenture; and (iii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing under the related Indenture. (Section 9.01)

Certain Definitions

    The covenants and other provisions relating to the Debt Securities are to be read in conjunction with the definitions contained in the Senior and Subordinated Indentures, certain of which are substantially to the following effect:

    "Debt Securities" means all unsecured debt securities, notes or other evidences of indebtedness issued in one or more series that the Company may issue from time to time in accordance with the terms of the related Indentures.

    "Mortgage" means any mortgage, pledge, lien, security interest or other encumbrance.

    "Restricted Subsidiary" means Financial Security Assurance Inc. and any successor to all or substantially all of its business, provided that such successor is a Subsidiary.

    "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

    "Voting Stock" means, with respect to any Subsidiary, stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

Events of Default

    Any one of the following events will constitute an Event of Default with regard to any series of Debt Securities under each of the Indentures: (i) default continued for 30 days in payment of any installment of interest on any of the Debt Securities when due; (ii) default in payment of all or any part of the principal of the Debt Securities when due and payable either at maturity, upon any redemption, by declaration or otherwise; (iii) default continued for 60 days after notice of such default in performance of any covenant or warranty of the Indenture by the Company in respect of the Debt Securities;
(iv) certain events of default with respect to indebtedness of the Company (other than the Debt Securities or non-recourse obligations of the Company) in an aggregate principal amount in excess of $10,000,000 which default shall consist of the failure to make any payment at maturity or shall have resulted in the acceleration of the maturity of such indebtedness; (v) certain events of bankruptcy, insolvency, or reorganization of the Company or any Restricted Subsidiary; or (vi) any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such series of Debt Securities is issued or in the form of Debt Security for such series. (Section 5.01) The Company is required to file with the Trustee annually a written statement as to the fulfillment of certain of its obligations under the Indenture. (Section 3.05)

    Each Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of any default (except in payment of principal of or premium, if any, or interest on the Debt Securities) if the Trustee considers it in the interest of the holders of the Debt Securities to do so. (Section 5.11)

    Each Indenture provides that (a) if an Event of Default described in clause
(i) or (ii) above shall have occurred and be continuing with regard to the Debt Securities of any series, either the Trustee or the holders of 25% in aggregate principal amount of the Debt Securities of that series then outstanding (each such series acting as a separate class) may declare the principal (or, if Debt Securities of such series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of such series and interest accrued thereon, if any, to be due and payable immediately and (b) if an Event of Default described in clause (iii), (iv) or (v) above shall have occurred and be continuing, either the Trustee or the holders of 25% in aggregate principal amount of all Debt Securities (or in the case of an Event of Default described in clause (iii) above, all series affected by such Event of Default) then outstanding (voting as a single class) may declare the principal (or, if Debt Securities of such series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities (in the case of clause (iii) above, limited to all series affected) then outstanding and interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declaration by the holders of Debt Securities of any series may be annulled and past defaults which have been cured may be waived by (a) with respect to clauses (i) or (ii) the holders of a majority in aggregate principal amount of Debt Securities of such series (each such series voting as a separate class) then outstanding and (b) with respect to clauses (iii), (iv) or (v) above, the holders of a majority in aggregate principal amount of the Debt Securities of all series (in the case of clause (iii) above, limited to all series affected by such default) then outstanding (voting as a single class). (Section 5.01) Prior to a declaration of acceleration of maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of each series voting separately or all series voting as a single class, depending on the nature of the Event of Default, may waive any Event of Default, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Debt Security of such series affected. (Section 5.10)

    Subject to the provisions of each Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of its rights or powers under the relative Indenture at the request, order or direction of any of the holders of Debt Securities, unless such holders shall have offered the Trustee reasonable indemnity. (Section 6.02) Subject to such provision for indemnification, the holders of a majority in aggregate principal amount of the Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.09)

Defeasance and Covenant Defeasance

    Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Debt Securities of any series, each Indenture provides that, subject to certain conditions, the Company may elect either (i) to be discharged from any and all obligations with respect to the Debt Securities (except for the obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, defaced, destroyed, lost or stolen Debt Securities, to maintain an office or agency for the payment of principal and interest in respect of the Debt Securities, to appoint a paying agent and, if the Company elects to act as the paying agent, to hold moneys for such payment in trust) ("Defeasance") or (ii) to be released from its obligations with respect to the Debt Securities under Sections 3.06 and 3.07 of the Indenture (being the sections of the Indenture captioned "Limitations on Liens" and "Limitations on Disposition of Stock of Restricted Subsidiaries" see "Certain Covenants of the Company") ("Covenant Defeasance"), upon the deposit with the Trustee (or another qualifying trustee) irrevocably in trust for such purpose, of money and/or United States government obligations in an amount which, in the opinion of a nationally recognized firm of independent public accountants delivered to such trustee, would be sufficient to pay the principal of and premium, if any, and interest on the Debt Securities on the scheduled due dates therefor. (Sections 13.01 through 13.04)

    Each Indenture provides that, to effect Defeasance or Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel to the effect that Defeasance or Covenant Defeasance, as the case may be, will not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes. In addition, in the case of Defeasance, such opinion of counsel must state that a private letter ruling or a revenue ruling to the same effect has been issued by the United States Internal Revenue Service or state that since the date of the Indenture there has been a change in the applicable federal income tax law or the interpretation thereof to the same effect. (Section 13.04)

    With respect to the Subordinated Indenture, in order to be discharged as described above, no default in the payment of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing or no Event of Default with respect to the Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable.

Modification and Waiver

    Each Indenture provides that the Company may enter into a supplemental indenture or indentures for the purpose of adding to, changing or eliminating any of the provisions of such Indenture or of any supplemental indentures or of modifying the rights of the holders of Debt Securities issued thereunder if approved in writing signed by the holders of not less than a majority in aggregate principal amount of all outstanding Debt Securities affected thereby voting as one class; provided that the consent of each holder of Debt Securities affected thereby is required for any modification or alteration which (i) extends the final maturity of any Debt Securities, or reduces the principal amount thereof, or reduces the rate or extends the time of payment of interest thereon, or reduces any amount payable on redemption thereof or impairs or affects the right of any holder of Debt Securities to institute suit for the payment thereof, (ii) reduces the percentage in aggregate principal amount, the consent of the holders of which is required for any such supplemental indenture or (iii) modifies any provision with respect to the subordination of Debt Securities of any series in a manner adverse to the holders thereof. (Section 8.02) The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of all series (including the Debt Securities) voting as one class may waive compliance by the Company with certain covenants contained in each Indenture. (Section 3.08)

Subordination under the Subordinated Indenture

    In the Subordinated Indenture, the Company has covenanted and agreed that any Subordinated Debt Securities issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of the Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Section 14.01 and 14.02)

    In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, or the Subordinated Debt Securities. (Section 14.03)

    No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section 14.04)

    The Subordinated Indenture defines "Senior Debt" as the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities or to other Debt which is PARI PASSU with, or subordinated to, the Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company,
(iv) any liability for taxes, (v) indebtedness or monetary obligations to trade taxes and (v) indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services. As used in the proceeding sentence the term "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    The Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company may from time to time incur additional indebtedness constituting Senior Debt.

    The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

Conversion or Exchange

    The Subordinated Debt Securities of any series may be convertible or exchangeable into Common Stock or other Securities. The specific terms and conditions on which Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, and provisions under which the number of shares of Common Stock or other Securities to be received by the holders of Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

    The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock, par value $.01 per share. At July 31st, 1997, there were outstanding 31,016,527 shares of Common Stock of the Company (includes 1,127,883 shares of Common Stock owned by a trust on behalf of the Company and excludes 1,259,774 shares of Common Stock actually held in treasury).

    The following description of the common stock of the Company is subject to the detailed provisions of the Company's Certificate of Incorporation and by-laws as currently in effect (the "Bylaws"). This description does not purport to be complete or to give full effect to the terms of the provisions of statutory or common law and is subject to, and qualified in its entirety by reference to, the Certificate of Incorporation and the Bylaws, each of which has been filed as an exhibit to or will be incorporated by reference in the Registration Statement of which this Prospectus is a part.

    The amount of dividends payable in the future will be reviewed periodically by the Board of Directors in light of the Company's earnings, financial condition and capital and other cash requirements. It is the policy of the Board of Directors that FSA Holding retain an adequate portion of its earnings to support the growth of its business. There is no requirement or assurance that dividends will be paid.

    Most of the operations of the Company are conducted through FSA. FSA's ability to declare and pay dividends to Capital Guaranty which in turn declares and pays dividends to the Company, is dependent on FSA's financial condition, results of operations, cash requirements and other related factors and is also subject to restrictions contained in the insurance laws and related regulations of New York and other states.

    The Company will ordinarily be required to withhold United States federal income taxes in the amount of 30% of any dividends paid to non-United States shareholders not otherwise subject to United States federal income taxation, unless a tax treaty between the United States and the country of the shareholder's residence provides for withholding at a reduced rate.

    The Common Stock is traded on the New York Stock Exchange under the symbol FSA. The transfer agent for the Common Stock is The Bank of New York.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents or dealers. Any such underwriter, agent or dealer involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement.

    Offers and sales of Securities hereunder may be effected at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as its agents to offer and sell the Securities upon the terms and conditions set forth in any Prospectus Supplement. If Securities are sold by means of an underwritten offering, the Company will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise set forth in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities if any are purchased.

    In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company to indemnification against and contribution toward certain civil liabilities, including liabilities, under the Securities Act, and to reimbursement by the Company for certain expenses.

    If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Securities may be solicited directly by the Company and the sale thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such transaction will be set forth in the Prospectus Supplement relating thereto.

    The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. Certain series of the Securities will be a new issue and will not have an established trading market. No assurances can be given that there will be a market for any of the Securities.

    Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

    Certain legal matters with respect to the legality of the Securities being offered hereby will be passed upon for the Company by Bruce E. Stern, Esq., General Counsel of the Company, and for any underwriters of agents by counsel to be named in the Prospectus Supplement.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule of the Company appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon dated January 24, 1997 incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions:

Registration...................................................................  $75,757.58
Trustee Fees...................................................................    7,500.00
Printing.......................................................................   30,000.00
Accounting Fees................................................................   30,000.00
Legal Fees.....................................................................   80,000.00
Rating Agency Fees.............................................................   60,000.00
Blue Sky Fees and Expense......................................................   20,000.00
Miscellaneous..................................................................  $ 2,000.00
                                                                                 ----------
                                                                                 ----------
                                                                                 $305,257.58

Item 15. Indemnification of Officers and Directors.

    Pursuant to the New York Business Corporation Law (the "NYBCL"), the Company has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for the Company.

    Under the Company Bylaws, any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she or his or her testator or intestate is or was a director or officer of the Company, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Company, shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, unless (i) his or her acts were committed in bad faith or were the result of his or her active and deliberate dishonesty and were material to such action or proceedings or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.


    The indemnification provided in the NYBCL is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws or, when authorized by the certificate of incorporation or the bylaws, a shareholders' or directors' resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or where the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    The Company maintains directors' and officers' liability insurance which insures against liabilities that directors or officers of the Company may incur in such capacities.

Item 16. Exhibits and Financial Statement Schedules.

    (a) Exhibits

    1.01.  Form of Underwriting Agreement.*

    4.01.  Form of Trust Indenture (previously filed).

    4.02.  Form of Subordinated Indenture (previously filed).

    5.01.  Opinion of Bruce E. Stern, Esq. (previously filed).

   12.01. Computation of Ratios of Earnings to Fixed Charges (previously filed).

   23.01.  Consent of Coopers & Lybrand L.L.P. (previously filed).

   23.02.  Consent of Bruce E. Stern, Esq. (contained in Exhibit 5.01).

   24.01.  Powers of Attorney (previously filed).

   25.01.  Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Senior Indenture Trustee under the Senior Indenture.

   25.02.  Statement of Eligibility and Qualification on Form T-1 of the Subordinated Indenture
           Trustee under the Subordinated Indenture.*


- ------------------------
*   To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17. Undertakings.

    (A) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (D) Rule 415 Offering

    The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, however, that paragraphs

    (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (E) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
                                       17

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on September 8, 1997.


                                       FINANCIAL SECURITY ASSURANCE
                                        HOLDINGS LTD.,

                                       By:             *
                                          ---------------------------
                                          Robert P. Cochran President
                                          and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
                                President, Chief Executive
              *                   Officer and Director
- ------------------------------    (principal executive         September 8, 1997
      Robert P. Cochran           officer)

              *                 Chief Financial Officer
- ------------------------------    (principal financial         September 8, 1997
       John A. Harrison           officer)

              *                 Controller (principal
- ------------------------------    accounting officer)          September 8, 1997
      Jeffrey S. Joseph

              *                 Chairman, Director
- ------------------------------                                 September 8, 1997
        John J. Byrne

              *                 Vice Chairman, Director
- ------------------------------                                 September 8, 1997
     Michael Djordjevich

              *                 Director
- ------------------------------                                 September 8, 1997
       Robert N. Downey

              *                 Director
- ------------------------------                                 September 8, 1997
       Anthony M. Frank

              *                 Director
- ------------------------------                                 September 8, 1997
        Toshiki Kaneda

              *                 Director
- ------------------------------                                 September 8, 1997
        K. Thomas Kemp

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
              *                 Director
- ------------------------------                                 September 8, 1997
       David O. Maxwell

              *                 Director
- ------------------------------                                 September 8, 1997
      James M. Osterhoff

              *                 Director
- ------------------------------                                 September 8, 1997
       James H. Ozanne

              *                 Director
- ------------------------------                                 September 8, 1997
    Staats M. Pellett, Jr.

              *                 Director
- ------------------------------                                 September 8, 1997
       Richard A. Post

              *                 Director
- ------------------------------                                 September 8 ,1997
       Roger K. Taylor

              *                 Director
- ------------------------------                                 September 8, 1997
       Allan L. Waters

              *                 Director
- ------------------------------                                 September 8, 1997
      Howard M. Zelikow

* Bruce E. Stern, by signing his name hereto, does hereby execute this Amendment to the Registration Statement on behalf of the directors and officers of Financial Security Assurance Holdings Ltd. indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as Exhibit 24.1 to the Registration Statement.


                                          By: /s/ Bruce E. Stern
                                             ----------------------------
                                              Bruce E. Stern
                                              Attorney-in-Fact

                       TABLE OF CONTENTS


Available Information.......................................................  2
Incorporation of Certain Documents by Reference.............................  3
The Company.................................................................  3
Use of Proceeds.............................................................  4
Ratio of Earnings to Fixed Charges..........................................  4
Description of Debt Securities..............................................  5
Description of Common Stock................................................. 12
Plan of Distribution........................................................ 12
Legal Matters............................................................... 13
Experts..................................................................... 14